Exhibit 10.30
AMENDMENT AND WAIVER
TO
EMPLOYMENT CONTINUITY
AGREEMENT
     LSB Bancshares, Inc. (“Corporation”) and David P. Barksdale hereby agrees as follows:
     1. Mr. Barksdale hereby consents and agrees that neither the merger of FNB Financial Services Corporation (“FNB”) with and into the Corporation nor the merger of FNB’s banking subsidiary, FNB Southeast, with and into Lexington State Bank shall be deemed a “Covered Transaction” for purposes of Section 4 of the Employment Continuity Agreement between the Corporation and Mr. Barksdale dated as of August 16, 2004 (“Agreement”).
     2. The Agreement shall continue in full force and effect.
     This the 8th day of June, 2007.

/s/ David P. Barksdale
David P. Barksdale

LSB Bancshares, Inc.

By:	/s/Robert F. Lowe
Robert F. Lowe